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                                                             EXHIBIT 22.
                                                               FORM 10-K


                        SUBSIDIARIES OF THE REGISTRANT



                                                         State or Other
                                                        Jurisdiction of
                                                         Incorporation
Name of Subsidiary                                      or Organization
-------------------                                     ----------------
The Elco Corporation                                    Ohio         (1)

Seibert-Oxidermo                                        Michigan     (1)

Detrex Industrial Water Treatment                       Michigan     (1)

Wayne Chemical Products Company                         Michigan     (1)

Subsidiaries of The Elco Corporation:

        ELDISC Export Co. (100% owned)                  Delaware     (1)

        Harvel Plastics, Inc. (85% owned)               Pennsylvania (1)

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(1)     Financial statements of subsidiary company included in the Consolidated financial statements.